Exhibit 10.235

FORM OF RESTRICTED STOCK AWARD AGREEMENT

UNDER THE EQUITY COMPENSATION PLAN FOR DIRECTORS

THIS RESTRICTED STOCK AWARD AGREEMENT is made and entered into as of the             day of             ,             (the “Effective Date”), by and between Pharmaceutical Product Development, Inc. (the “Company”), and                     (the “Participant”).

WHEREAS, the Participant is a valuable and trusted member of the Board of Directors of the Company; and

WHEREAS, the Committee considers it desirable and in the best interests of the Company that the Participant be given an opportunity to acquire a proprietary interest in the Company as an incentive to advance the interests of the Company and to perform future services that will contribute materially to the successful operation of the Company; and

WHEREAS, the Committee desires to grant the Participant a Restricted Stock Award consisting of common stock of the Company (the “Common Stock”), in accordance with the Equity Compensation Plan of the Company (the “Plan”). Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them under the Plan.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1. Grant of Restricted Stock Award. The Company hereby grants Participant a Restricted Stock Award of             shares (the “Restricted Stock”) of Common Stock of the Company, subject to the restrictions and other terms and conditions contained herein and in the Plan.

2. Restrictions and Vesting. Unless sooner forfeited in accordance with Section 4 hereof, shares of the Restricted Stock shall vest ninety percent on the first anniversary of the Effective Date, five percent on the second anniversary of the Effective Date and five percent on the third anniversary of the Effective Date.

3. Issuance and Delivery of Restricted Stock. A certificate representing the Restricted Stock shall be registered in the name of the Participant and deposited by the Participant, together with a duly executed blank stock power in the form attached as Exhibit A, with the Company. When the shares of Restricted Stock vest in accordance with this Award Agreement, then the Company shall cause to be delivered to the Participant a certificate representing the number of vested shares of Restricted Stock of the Participant together with a check for all dividends and distributions held by the Company for the account of the Participant in respect of such vested shares of Restricted Stock.

4. Forfeiture of Restricted Stock. In the event the Participant ceases for any reason to be a member of the Board of Directors of the Company at any time, any shares of the Restricted Stock which are not vested at such time (together with all dividends and distributions held by the Company for the account of the Participant in respect of such unvested Restricted Stock) shall be forfeited immediately and automatically to the Company as of the date of such cessation of service as a member of the Board of Directors of the Company.

5. Certain Tax Matters. The Participant acknowledges that the Participant understands the federal, state and local income and employment tax consequences of the Restricted Stock Award, the issuance and vesting provisions relating to the Restricted Stock. In addition, the Participant fully understands that, at the time that the Participant realizes any compensation income in respect of the Restricted Stock, the Participant will be required to pay federal, state and local employment and income taxes on the full amount of the compensation income realized by the Participant.

6. Rights Prior to Vesting. The Participant shall have, with respect to the shares of Restricted Stock (whether vested or unvested), all rights as a shareholder of the Company, including the right to vote the shares and the right to receive dividends; provided, however, that all dividends and other distributions in respect of the Restricted Stock shall be paid to the Company for the account of the Participant until vesting of the Restricted Stock. Any securities of the Company issued in respect of the Restricted Stock by reason of a stock split, stock dividend or similar event shall constitute and be held by the Company as part of the Restricted Stock and subject to the vesting and other restrictions of this Award Agreement.

7. Investment Representations. The Participant represents and warrants to the Company that Participant has read this Award Agreement carefully, and to the extent believed necessary, has discussed this Award Agreement and its impact and limitations on the Participant with counsel.

8. Transferability.

(a) No vested or unvested shares of Restricted Stock may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of until the date on which the Participant ceases to be a member of the Board of Directors of the Company.

(b) The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations, under this Award Agreement.

9. Binding Effect. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

10. Gender and Number. All terms used in this Award Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

11. Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Award Agreement and any term or provision of the Plan as in effect from time to time, such term or provision of the Plan shall control.

12. Certain Remedies. Without intending to limit the remedies available to the Company, the Participant agrees that damages at law will be an insufficient remedy in the event the Participant violates the terms of this Award Agreement. The Participant agrees that the Company may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the provisions hereof.

13. Notices. All notices and communications provided for herein shall be in writing and shall be delivered by hand or sent by certified mail, return receipt requested, postage prepaid, addressed, if to the Participant, to his/her attention at the mailing address set forth at the foot of this Award Agreement (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to it at 3151 South 17th Street, Wilmington, North Carolina 28412, Attention: General Counsel (or to such other address as the Company shall have specified to the Participant in writing). All such notices shall be conclusively deemed to be received and shall be effective if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

14. Waiver. The waiver by either party of compliance with any provision of this Award Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.

15. No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Award Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

16. Entire Agreement. This Award Agreement (including the Plan which is incorporated herein by reference and all additional riders incorporated herein) sets forth all of the promises, agreements, conditions and understandings between the parties hereto with respect to the Restricted Stock Award, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Restricted Stock Award other than as set forth therein or herein. This Award Agreement supersedes and replaces any and all prior agreements between the parties hereto with respect to the shares of Restricted Stock. This Award Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the shares of Restricted Stock.

17. Invalid or Unenforceable Provision. The invalidity or unenforceability of any particular provision of this Award Agreement shall not affect the other provisions hereof, and this Award Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

18. Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of North Carolina, without giving effect to principles of conflicts of laws.

19. Miscellaneous.

(a) Neither the granting or vesting of the shares of Restricted Stock nor any other provision of this Award Agreement shall be construed as conferring upon the Participant any right to continue as a member of the Board of Directors of the Company.

(b) The Company, the Committee and any employees or agents thereof are relieved from any liability for the non-issuance or non-transfer, or any delay in the issuance or transfer, of any of the Restricted Stock which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer the Common Stock of the Company in satisfaction of this Restricted Stock Award if counsel for the Company deems such authorization necessary for the lawful issuance or transfer of any of the Restricted Stock.

(c) No shares of Restricted Stock shall be sold or otherwise disposed of in violation of any federal or state securities law or regulations.

(d) All decisions of the Committee with respect to the interpretation, construction and application of the Plan and/or this Award Agreement shall be conclusive and binding upon the Participant and all other persons.

[signatures appear on next page]

IN WITNESS WHEREOF, the parties hereby have caused this Award Agreement to be executed as of the day and year first above written.

(CORPORATE SEAL)	PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By:
Fred N. Eshelman
Chief Executive Officer

ATTEST:

Secretary

ELIGIBLE PARTICIPANT:

(SEAL)

Address:

EXHIBIT A

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, I,                     , the undersigned, hereby irrevocably sell, assign and transfer to PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.,              shares of the Common Stock of PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation, standing in my name on the books of said Corporation and represented by the attached Certificate No.              herewith, and I do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated:	Signature of Participant	(SEAL)

Witness: